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                                                                    EXHIBIT 10.5


                                PROMISSORY NOTE

Irvine, California                                                April 16, 2002

        FOR VALUE RECEIVED, the undersigned, SSP Solutions, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Marvin Winkler, at c/o SSP Solutions, Inc., 17861 Cartwright Road, Irvine, California 92614 (or at such other place as may, from time to time, be designated from time to time), in lawful money of the United States of America and in immediately available funds, the principal sum of Five Hundred Thousand Dollars ($500,000.00) or such greater or lesser principal sum as may be outstanding from time to time under this Promissory Note (this "Note") together with interest on the outstanding balance of such principal sum at the rates and times provided herein.

1.      PAYMENT OF INTEREST.

        Interest shall accrue at the rate of 10.0% per annum (computed on the basis of a 360-day year and twelve 30 day months), compounded annually, on the unpaid principal amount of this Note outstanding from time to time and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is due and payable until such time as payment therefor is actually delivered to the holder of this Note. The first interest payment will be payable on July 1, 2002, and thereafter on the first day of each calendar quarter.

2.      PAYMENT OF PRINCIPAL ON NOTE.

        The principal amount will be payable to the holder of this Note on December 31, 2005 (the "Maturity Date"); provided that if an Event of Default occurs (as defined in Section 6), the Maturity Date shall be immediately upon the demand of the holder of this Note as further set forth in Section 7.

3.      TIME AND MANNER OF PAYMENTS.

        All payments on account of indebtedness evidenced by this Note shall be made not later than 11:00 a.m. (Pacific time) on the day when due in lawful money of the United States, or, if that day is not a Business Day, the payment shall be due on the next succeeding Business Day, and the extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of California. All payments under this Note shall be applied first to accrued interest and then to outstanding principal. Such payments are to be made at such place as the legal holder of the Notes may, from time to time, designate to the Company in writing.

4.      SEVERABILITY.

        The illegality or unenforceability of any provision of this Note shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Note.

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5.      PREPAYMENT.

        The Company may prepay the whole or any part of the outstanding principal sum of this Note at any time without premium or penalty.

6.      EVENTS OF DEFAULT.

        The occurrence of any one of the following shall constitute an "Event of Default" hereunder:

        (a) the failure of the Company to pay any part of the principal of, or interest on, this Note when due, whether at stated maturity, by acceleration, or otherwise, which such failure shall continue for a period of ten days following such due date;

        (b) the default by the Company in the performance or observance in any material respect of any covenant, agreement or condition contained in this Note which default continues for a period of 30 days following the date of delivery of a notice by the holder of this Note to the Company that the default has occurred and is continuing;

        (c) the Company (i) applies for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) is generally unable to pay its debts as such debts become due, (iii) makes a general assignment for the benefit of its creditors, (iv) commence a voluntary case under any bankruptcy or similar law (as now or hereafter in effect), (v) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) fails to controvert in a timely manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any bankruptcy or similar law, (vii) admits in writing its inability to pay its debts generally as such debts become due, or (viii) takes any action under the laws of its jurisdiction of organization analogous to any of the foregoing;

        (d) a proceeding or case is commenced against the Company in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all of any substantial part of its assets, or (iii) similar relief in respect of it, under any bankruptcy or similar law and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or any action under the laws or the jurisdiction of organization of such entity analogous to any of the foregoing shall be taken with respect to such entity and shall continue undismissed, or unstayed and in effect, for a period of 60 days;

        (e) all or substantially all of the assets of the Company or any material portion thereof, are attached, seized, subject to a writ of distress warrant, or levied upon, or comes into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, and the same is not vacated, stayed, dismissed or set aside within 30 days after the occurrence thereof;

        (f) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate is rendered against the Company, and it is not bonded, paid or discharged within 30 days thereafter; or

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        (g) A default causing acceleration of any of the Other Notes occurs. For purposes of this Note, "Other Notes" shall mean and include (i) the secured convertible promissory notes issued by the Company in connection with the consummation of the transactions contemplated by the Securities Purchase, Registration Rights and Security Agreement dated April 16, 2002 (the "Investor Agreement"), by and among the Company and certain Investors (as defined in the Investor Agreement), and (ii) the Principal Notes (as defined in the Investor Agreement) other than this Note.

7.      REMEDIES UPON AN EVENT OF DEFAULT.

        (a) Upon the occurrence of any Event of Default described in Section 6(c), (d) or (e), the entire unpaid principal balance of, and all accrued interest on, this Note shall automatically become immediately due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the holder of this Note shall have all of the rights and remedies conferred upon the holder of this Note at law or in equity.

        (b) If any other Event of Default occurs and is continuing, the holder of this Note may send a notice to the Company stating that such notice is a "Notice of Intent to Accelerate" and declaring that the principal of and accrued interest and all other amounts due and owing under this Note (if not then due and payable) shall become due and payable immediately without any presentment, demand, protest or notice to the Company, all of which the Company expressly waives.

        (c) If an Event of Default occurs and is continuing, the holder of this Note may pursue an action at law, suit in equity or other appropriate proceeding to collect the payment of principal of or interest on this Note or to enforce the performance of any provision of this Note.

8.      CERTAIN WAIVERS.

        The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

9.      CANCELLATION.

        After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

10.     REMEDIES CUMULATIVE.

The holder of this Note shall also have any other rights that the holder may have been afforded under any contract or agreement at any time and any other rights that the holder may have pursuant to applicable law. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy, and each and every such remedy shall be

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cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

11.     REMEDIES NOT WAIVED.

        No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of the holder of this Note.

12.     APPLICABLE LAW.

        Company represents and agrees that this instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of California without regard to the conflicts of law principles of such State.

13.     WAIVER OF JURY TRIAL.

        The Company and the holder of this Note each hereby irrevocably and unconditionally waives any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this Note or any other instrument or document delivered hereunder or any transaction contemplated thereby.

        IN WITNESS WHEREOF, the Company has caused this Promissory Note to be signed as of the date first written above.

                                        SSP SOLUTIONS, INC.,
                                        a Delaware corporation

                                        By: /s/ RICHARD M. DEPEW
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                                            Richard M. Depew, President


                                        By: /s/ THOMAS E. SCHIFF
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                                            Thomas E. Schiff,
                                            Chief Financial Officer

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